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                                                                     EXHIBIT 5.1


                               PEABODY & ARNOLD

                               COUNSELORS AT LAW

                                50 ROWES WHARF

                       BOSTON, MASSACHUSETTS 02110-3342

                           TELEPHONE (617) 951-2100

                              FAX (617) 951-2125




                                                                 (617) 951-2005

                                                                  June 25, 1996

  ONE CITIZENS PLAZA 8TH FL
PROVIDENCE, RHODE ISLAND 02903
  TELEPHONE (401) 831-8330
    FAX (401) 831-8359

OneWave, Inc.
One Arsenal Marketplace
Watertown, Massachusetts  02172

Gentlemen:

          We have assisted in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1, File No. 333-04235 (with the Amendments thereto, the "Registration Statement"), related to 4,312,500 shares of Common Stock, $0.001 par value per share (the "Shares") of OneWave, Inc., a Delaware corporation (the "Company"), to be offered to the public. Of the Shares, up to 3,562,500 Shares will be issued and sold by the Company (the "New Shares") and 750,000 (the "Outstanding Shares") will be sold by the current holders thereof (the "Selling Stockholders").

          We have examined (i) the Third Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, (ii) the Underwriting Agreement among the Company, the Selling Stockholders and Goldman, Sachs & Co. and Hambrecht & Quist LLC, as Representatives of the Underwriters (the "Underwriting Agreement"), and (iii) originals, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

          In examination of the foregoing documents, we have assumed the genuiness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          Based on the foregoing, we are of the opinion (i) that the New Shares have been duly authorized for issuance and, after payment therefor in accordance with the terms and provisions of the Underwriting Agreement and issuance of the certificates therefor by the Company, will be legally issued, fully paid and nonassessable and (ii) that the Outstanding Shares are duly authorized, legally issued, fully paid and nonassessable.
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PEABODY & ARNOLD

One Wave, Inc.
June 25, 1996
Page 2

          We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Peabody & Arnold

                                                 Peabody & Arnold